Exhibit 4.20

June 25, 2007

British Columbia Securities Commission	File name
Alberta Securities Commission
Saskatchewan Financial Services Commission,	Direct tel	(08) 8238 5172
Securities Division
The Manitoba Securities Commission	Direct fax	(08) 8238 5001
Ontario Securities Commission
Autorité des Marchés Financiers du Québec	Email	cbazeley@mayfieldeng.com.au
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and
Labrador
Toronto Stock Exchange
Uranium One Inc.
Energy Metals Corporation

Re: Consent of Mayfield

Ladies and Gentlemen:

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the Honeymoon Uranium Project – Summary of Feasibility Study 400 tpa U3O8 Equivalent dated July 31, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

MAYFIELD ENGINEERING

By:	/s/ Colin Bazeley

Name:	Colin Bazeley

Title:	Project Manager

Mayfield Engineering Pty Limited

ABN 22 112 829 624

43-69 Sturt Street

Adelaide SA 5000

Tel +61 (08) 8238 5000

Fax +61 (08) 8238 5001
E-mail mayfield@mayfieldeng.com.au

www.mayfieldeng.com.au